UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 7, 2005

Sino Silver Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-31546	98-0232018
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1221 Brickell Avenue, Miami, Florida		33131
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 347-5141

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 4.01 Changes in Registrant's Certifying Accountant.

As described in Items 4.01(a) and (b) below, Sino Silver Corp. (the "Company") has dismissed Amisano Hanson, Chartered Accountants ("Amisano"), as the Company's independent registered public accounting firm and engaged GHP Horwath, P.C. as its new independent registered public accounting firm. As described in the third paragraph of Item 4.01(a) below, the change in independent registered public accounting firms is not the result of any disagreement with Amisano. The Company's management and the members of the Audit Committee of the Company's Board of Directors believe that the engagement of GHP Horwath, P.C. will permit the Company to obtain the same audit services within the United States at a similar cost to the Company.

Item 4.01(a) – Previous Independent Registered Public Accounting Firm

On June 7, 2005, the Company dismissed Amisano as the Company's independent registered public accounting firm. The Audit Committee of the Board of Directors of the Company participated in and approved the decision to dismiss Amisano.

The reports of Amisano on the financial statements of the Company as of and for the fiscal years ended December 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. However, such reports included an explanatory paragraph expressing substantial doubt about the Company's ability to continue as a going concern.

During the fiscal years ended December 31, 2004 and 2003 and through June 7, 2005, there were no disagreements with Amisano on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Had there been any disagreements of the type referred to in this paragraph during the fiscal years ended December 31, 2004 and 2003 and through June 7, 2005, which were not resolved to the satisfaction of Amisano, then Amisano would have had to make a reference to the subject matter of such disagreements in connection with its reports on the financial statements for such years.

During the fiscal years ended December 31, 2004 and 2003 and through June 7, 2005, there have been no "reportable events," as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosure to Amisano prior to the filing of its original report regarding the change in Certifying Public Accountant on Form 8-K. Attached as Exhibit 16.1 hereto is a copy of a letter from Amisano dated June 22, 2005 stating that Amisano agrees with such statements.

Item 4.01(B) – New Independent Registered Public Accounting Firm

On June 8, 2005, the Company engaged GHP Horwath, P.C. ("Horwath") as its new independent registered public accounting firm to audit the Company's consolidated financial statements for the fiscal year ending December 31, 2005, and to perform procedures related to the financial statements included in the Company's quarterly reports on Form 10-Q, beginning with the quarter ended June 30, 2005. The Audit Committee of the Board of Directors of the Company participated in and approved the decision to engage Horwath. During the fiscal years ended December 31, 2004 and 2003 and through June 7, 2005, the Company has not consulted with Horwath regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report was provided to the Company or oral advice was provided that Horwath concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any manner that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions to Item 304 of Regulation S-K or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

16.1 Letter re: Change in Certifying Accountant: Letter from Amisano Hanson to the Securities and Exchange Commission dated June 22, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino Silver Corp.

July 6, 2005	By:	David Bikerman

Name: David Bikerman
Title: Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

16.1	Letter re: Change in Certifying Accountant: Letter from Amisano Hanson to the Securities and Exchange Commission dated June 22, 2005.